Exhibit 99.1

Finjan Provides Litigation Update in Proofpoint Case; Claim Construction Order and Significant Motions

The Court entered two substantive Orders, both in Finjan’s favor

PALO ALTO, CA -- (Marketwired) -- 12/07/15 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity licensing company, today announced a number of litigation updates in the Finjan, Inc. v. Proofpoint, Inc., Case No. 3:13-cv-05808-HSG, that was filed on December 16, 2013, in the U.S. District Court for the Northern District of California. The Court entered two substantive Orders the first week of December, both favorable to Finjan.

On December 3, 2015, the Honorable Haywood S. Gilliam, Jr. entered his Order construing disputed claim terms in six of the eight asserted patents: U.S. Patent Nos. 6,154,844 ("the '844 Patent"); 7,058,822 (“the ‘822 Patent”); 7,647,633 (“the ‘633 Patent”); 7,975,305 (“the ‘305 Patent”); 8,141,154 (“the ‘154 Patent”); and 8,224,408 (“the ‘408 Patent”), which cover cloud, endpoint, web and messaging security, and networking and perimeter defense technologies. There were no disputed claim terms from the other two asserted patents: U.S. Patent Nos. 7,613,918 and 8,079,086. The Court’s Claim Construction Order is available on PACER as Document No. 267.

The parties had agreed that only seven claim terms (or claim elements) from the ‘844, ‘822, ‘633, ‘305, ‘154, and ‘408 Patents required the Court's construction. Of these seven terms, the Court adopted five of Finjan's constructions, one of Proofpoint’s constructions, and construed one on its own. All of these constructions support or strengthen the merits of Finjan's infringement claims against Proofpoint.

"Judge Gilliam’s Claim Construction Order clarified and bolstered our patent claims against Proofpoint allowing us to proceed on our previously filed Motion for Summary Judgment of Infringement of the ‘844 and ‘086 Patents without modification,” said Julie Mar-Spinola, Chief IP Officer and VP, Legal for Finjan Holdings. “This is our third Claim Construction Order in as many disputes (i.e., against Blue Coat Systems, Inc. and Sophos, Inc.) finding substantially and critically in Finjan’s favor,” continued Ms. Mar-Spinola.

In addition, on December 4, the Court entered an additional Order Granting In Part and Denying In Part [Finjan’s] Motion to Strike Invalidity Contentions, available on PACER as Document No. 271. The Court struck 16 invalidity theories from Proofpoint’s contentions on the basis that they impermissibly included alleged prior art references not previously identified in its preliminary election.

According to Ms. Mar-Spinola, “The Court gutted much of Proofpoint’s invalidity defense and has not only further streamlined the issues in our dispute but has held the parties to obeying the local rules of the Court; Finjan is comfortable with that.”

"Finjan’s objectives are two-fold. With respect to the security industry, it is to promote innovation, not to stifle it. Secondly, it is to protect our current licensees and shareholders’ investments,” stated Phil Hartstein, President and CEO for Finjan, “Successful protection of our patented technologies is a key component to accomplishing these objectives and investing in and developing new cybersecurity technologies."

Finjan has filed patent infringement lawsuits against FireEye, Inc., Sophos, Inc., Symantec Corporation, Palo Alto Networks, Inc., and Blue Coat Systems, Inc. relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Media Contact:
Nicholas Gaffney | Zumado Public Relations
(415) 732-7801 | ngaffney@zumado.com

Investor Contact:
Vanessa Winter | Finjan
Alan Sheinwald or Valter Pinto | Capital Markets Group LLC
(650) 282-3245 | investors@finjan.com